Exhibit 10.14

[Execution]

COLLATERAL ASSIGNMENT OF MERGER AGREEMENTS

THIS COLLATERAL ASSIGNMENT OF MERGER AGREEMENTS, dated February 3, 2005 (as amended, modified, supplemented, restated or replaced, this “Assignment”), is by GREGG APPLIANCES, INC., a Delaware corporation (“Assignor”), with its chief executive office at 4151 East 96th Street, Indianapolis, Indiana 46240, in favor of CONGRESS FINANCIAL CORPORATION (CENTRAL), an Illinois corporation, having an office at 150 South Wacker Drive, Chicago, Illinois 60606, in its capacity as agent (“Assignee”) pursuant to the Loan Agreement (as hereinafter defined) acting for and on behalf of the financial institutions which are parties thereto as lenders (each individually, a “Lender” and collectively, “Lenders”).

W I T N E S S E T H:

WHEREAS, pursuant to the Agreement and Plan of Merger, dated October 19, 2004, as amended by the First Amendment to Agreement and Plan of Merger, dated January 13, 2005, and the Second Amendment to Agreement and Plan of Merger, dated as of January 31, 2005, by and among Gregg Investment Corporation, LLC, a Delaware limited liability company, GIC Corporation, an Indiana corporation (“Merger Sub”), Jerry W. Throgmartin, Gregg William Throgmartin, Kelli Throgmartin Ball, Sandra M. Throgmartin, Janice K. Malone, Monica L. Adams, William G. Throgmartin and Dennis L. May (collectively, “Sellers”) and Assignor (as the same now exists or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced, the “Agreement and Plan of Merger”, and together with the other agreements, documents and instruments referred to therein or at any time executed and/or delivered in connection therewith, or related thereto, collectively, the “Merger Agreements”), Merger Sub will merge with and into Assignor;

WHEREAS, Assignor, Assignee and Lenders have entered into financing arrangements pursuant to which Assignee and Lenders may make loans and advances and provide other financial accommodations to Assignor as set forth in the Loan and Security Agreement, dated of even date herewith, by and among Assignee, Lenders, Assignor and HHG Distributing, LLC (as the same now exists or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced, the “Loan Agreement”) and other agreements, documents and instruments referred to therein or at any time executed and/or delivered in connection therewith or related thereto, including, but not limited to, this Assignment (all of the foregoing, together with the Loan Agreement, as the same now exist or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced, being collectively referred to herein as the “Financing Agreements”); and

WHEREAS, in order to induce Assignee and Lenders to make loans and advances and provide other financial accommodations to Assignor pursuant to the Loan Agreement and the other Financing Agreements, Assignor has agreed to grant to Assignee, for the benefit of Lenders, certain collateral security as set forth herein;

NOW, THEREFORE, in consideration of the premises set forth above, the terms and conditions contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

1. GRANT OF SECURITY INTEREST AND ASSIGNMENT

As collateral security for the prompt performance, observance and indefeasible payment in full of all of the Obligations, Assignor hereby collaterally assigns, pledges, transfers and sets over to Assignee, and grants to Assignee a continuing security interest in and a general lien upon, all of Assignor’s now existing or hereafter arising right, title and interest in and to each of the Merger Agreements and all proceeds thereof, including, but not limited to, (a) all rights of Assignor to receive monies due or to become due to it thereunder or in connection therewith; (b) all rights of Assignor to indemnification and claims for damages or other relief pursuant to or in respect of the Merger Agreements; (c) all rights of Assignor to perform and exercise all remedies thereunder and to require performance by the other parties to the Merger Agreements of their obligations thereunder; and (d) all proceeds, collections, recoveries and rights of subrogation with respect to the foregoing (all of the foregoing being collectively referred to herein as the “Collateral”).

2. OBLIGATIONS SECURED

The assignment, security interest and lien granted to Assignee pursuant to this Assignment shall secure the prompt performance, observance and payment in full of any and all of the Obligations, whether now existing or hereafter arising, whether arising before, during or after the initial or any renewal term of the Loan Agreement or after the commencement of any case with respect to Assignor under the United States Bankruptcy Code or any similar statute (including, without limitation, the payment of interest and other amounts which would accrue and become due but for the commencement of such case), whether direct or indirect, absolute or contingent, joint or several, due or not due, primary or secondary, liquidated or unliquidated, secured or unsecured, and however acquired by Assignee or any Lender.

3. NO ASSUMPTION OF DUTIES

This Assignment is executed only as security for the Obligations and, therefore, the execution and delivery of this Assignment shall not subject Assignee or any Lender to, or transfer or pass to Assignee or any Lender, or in any way affect or modify, the liability of Assignor under the Merger Agreements. In no event shall the acceptance of this Assignment by Assignee or the exercise by Assignee or any Lender of any rights hereunder or assigned hereby, constitute an assumption of any liability or obligation of Assignor or any Lender to any of the other parties to the Merger Agreements or any other persons.

4. REPRESENTATIONS, WARRANTIES AND COVENANTS

Assignor hereby represents, warrants and covenants with and to Assignee and Lenders the following (all of such representations, warranties and covenants being continuing as long as any of the Obligations are outstanding):

(a) Each of the Merger Agreements is and shall be a legal, valid and binding obligation of Assignor.

(b) No default or event of default by Assignor under or with respect to the Merger Agreements exists or has occurred, and to the best knowledge of Assignor, no default or event of default by any other party to the Merger Agreements under or with respect to the Merger Agreements exists or has occurred.

(c) Assignor has obtained all consents required for the valid and binding collateral assignment to Assignee of all of its rights in, to and under the Merger Agreements.

(d) Assignor shall promptly and faithfully abide by, perform and discharge in all material respects the obligations, covenants, conditions and duties which the Merger Agreements provide are to be performed by Assignor.

(e) Each of the Merger Agreements is in full force and effect and, without the prior written consent of Assignee, Assignor will not amend, supplement or otherwise modify or terminate any of the terms or provisions of any of the Merger Agreements; provided, that, unless and until an Event of Default (as hereinafter defined) exists or has occurred and is continuing, Assignor may, after not less than ten (10) business days’ prior written notice to Agent, amend, supplement or otherwise modify or terminate any of the terms or provisions of the Merger Agreements so long as either (i) such amendment, supplement, modification or termination does not waive, release or limit any rights or claims of Assignor, or increase the obligations of Assignor or make any terms thereof more restrictive or burdensome to Assignor or in any manner adversely affect Assignee or any Lender or any rights of Assignee or any Lender as determined in good faith by Assignee and confirmed by Assignee to Assignor in writing or (ii) Assignee has consented in writing to such amendment, supplement, modification or termination.

(f) At Assignor’s sole cost and expense, Assignor shall appear in and defend any action or proceedings affecting Assignee or any Lender and arising under, growing out of or in any manner connected with the obligations, covenants, conditions, duties, agreements or liabilities of Assignor under the Merger Agreements.

(g) Assignor shall: (i) promptly notify Assignee of each and every dispute with, proceeding or claim against, cause of action or litigation involving any person for which Assignor has or may have any right to indemnification or claim for damages or other relief or remedies, whether at law or in equity, arising under or in connection with the Merger Agreements, (ii) to the extent commercially advisable, diligently enforce all rights to indemnification or claim for damages or other relief or remedies, whether at law or in equity, arising under or in connection with the Merger Agreements and (iii) not take or permit, and has not taken or permitted since the execution of the Merger Agreements, any action that adversely affects, in the good faith judgment of Assignee, the Obligations or the Collateral.

(h) Assignor shall promptly deliver or cause to be delivered to Assignee a copy of every written notice or communication sent or received by Assignor pursuant to any of the Merger Agreements that adversely affects, or could reasonably be expected to adversely affect, the

Obligations or the Collateral, in the manner and at the place provided for notices contained herein.

(i) In no event shall Assignor, without the prior written consent of Assignee, waive, release or discharge any of its rights or any of the obligations, duties or liabilities of any other party to the Merger Agreements, or compromise or settle any right or claim or dispute with respect to any of its rights or any of the obligations, duties or liabilities of any other party to the Merger Agreements. No such waiver, release, discharge, compromise or settlement shall be effective without the prior written consent of Assignee.

5. EVENTS OF DEFAULT

The occurrence or existence of any Event of Default under the Loan Agreement is referred to herein individually as an “Event of Default” and collectively as “Events of Default”.

6. RIGHTS AND REMEDIES

(a) At any time an Event of Default exists or has occurred and is continuing, Assignee shall have all rights and remedies under this Assignment, the Uniform Commercial Code and other applicable law, and shall have the absolute right to enforce, in its name, any and all rights to indemnification or claim for damages or other relief or remedies, whether at law or in equity, arising under or in connection with the Merger Agreements, or otherwise and apply the proceeds thereof to the Obligations in such order or manner as set forth in the Financing Agreements.

(b) In order to effectuate the provisions of Section 6(a) above, Assignor, for itself and its respective successors and assigns, hereby constitutes and appoints Assignee and each officer and employee thereof as its attorney-in-fact with power at any time after an Event of Default exists or has occurred and is continuing, to assert claims and commence and prosecute suit against any Person or to settle or compromise any such claim or suit relating to any such right, claim, relief or remedy, and to sign and file any and all papers required in connection therewith and to take any and all other action which Assignee may, in its good faith discretion, deem appropriate. Assignor hereby ratifies and approves all acts which Assignee or any officer or employee thereof as attorney may do and this power of attorney, being coupled with an interest, is irrevocable as long as any of the Obligations remain outstanding.

(c) No failure to exercise, and no delay in exercising on the part of Assignee or any Lender any right, power or privilege under this Assignment, the Loan Agreement or under any of the other Financing Agreements or other documents referred to herein or therein shall operate as a waiver thereof; nor shall any single or partial exercise of any right, power or privilege hereunder or thereunder preclude any other or further exercise thereof or the exercise of any other right, power and privilege. The rights and remedies of Assignee and Lenders under this Assignment, the other Financing Agreements or applicable law, are cumulative and not exclusive and all such rights and remedies may be exercised alternatively, successively or concurrently.

7. JURY TRIAL WAIVER; OTHER WAIVERS AND CONSENTS; GOVERNING LAW

(a) The validity, interpretation and enforcement of this Assignment and the other Financing Agreements and any dispute arising out of the relationship between the parties hereto, whether in contract, tort, equity or otherwise, shall be governed by the internal laws of the State of New York without regard to principles of conflict of laws, but excluding any conflicts of law principles or any other rule of law that would cause the application of the law of any jurisdiction other than the laws of the State of New York.

(b) Assignor and Assignee irrevocably consent and submit to the non-exclusive jurisdiction of the Supreme Court of the State of New York in New York County and the United States District Court for the Southern District of New York, whichever Assignee may elect, and waive any objection based on venue or forum non conveniens with respect to any action instituted therein arising under this Assignment or any of the other Financing Agreements or in any way connected or related or incidental to the dealings of Assignor and Assignee in respect of this Assignment or the other Financing Agreements or the transactions related hereto or thereto, in each case whether now existing or thereafter arising, and whether in contract, tort, equity or otherwise, and agree that any dispute with respect to any such matters shall be heard only in the courts described above (except that Assignee shall have the right to bring any action or proceeding against Assignor or its property in the courts of any other jurisdiction which Assignee deems necessary or appropriate in order to realize on any collateral granted to Assignee or to otherwise enforce its rights against Assignor or its property).

(c) Assignor hereby waives personal service of any and all process upon it and consents that all such service of process may be made by certified mail (return receipt requested) directed to its address set forth herein and service so made shall be deemed to be completed five (5) days after the same shall have been so deposited in the U.S. mails, or, at Assignee’s option, by service upon Assignor in any other manner provided under the rules of any such courts.

(d) ASSIGNOR AND ASSIGNEE EACH HEREBY WAIVES ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION (i) ARISING UNDER THIS ASSIGNMENT OR ANY OF THE OTHER FINANCING AGREEMENTS OR (ii) IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF ASSIGNOR, LENDERS AND ASSIGNEE IN RESPECT TO THIS ASSIGNMENT OR ANY OF THE OTHER FINANCING AGREEMENTS OR THE TRANSACTIONS RELATED HERETO OR THERETO IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER IN CONTRACT, TORT, EQUITY OR OTHERWISE. ASSIGNOR AND ASSIGNEE EACH HEREBY AGREES AND CONSENTS THAT ANY SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY AND THAT ASSIGNOR OR ASSIGNEE MAY FILE AN ORIGINAL COUNTERPART OF A COPY OF THIS ASSIGNMENT WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF ASSIGNOR AND ASSIGNEE TO THE WAIVER OF THEIR RIGHTS TO TRIAL BY JURY.

8. MISCELLANEOUS

(a) All notices, requests and demands hereunder shall be in writing and shall be deemed to have been duly given or made: if delivered in person, immediately upon delivery; if by telex, telegram, or facsimile transmission, immediately upon sending and upon confirmation of receipt;

if by nationally recognized overnight courier service with instructions to deliver the next business day, one (1) business day after sending; and if by certified mail, return receipt requested, five (5) days after mailing. All notices, requests and demands upon the parties are to be given to the following addresses (or to such other address as any party may designate by notice in accordance with this Section):

If to Assignor:	Gregg Appliances, Inc.
4151 East 96th Street
Indianapolis, Indiana
Attention: Jerry W. Throgmartin
Telecopy No.: 317-848-8768

If to Assignee:	Congress Financial Corporation (Central), as Agent
150 South Wacker Drive
Chicago, Illinois 60606
Attention: Portfolio Manager
Telecopy No.: 312-332-0424

(b) Capitalized terms used and not defined herein and all references to the terms “reasonable” and “good faith” shall have the meanings assigned to them in the Loan Agreement. All references to the plural herein shall also mean the singular and to the singular shall also mean the plural. All references to Assignor, Assignee and any Lender herein shall include their respective successors and assigns. All references to the term “Person” or “person” herein shall mean any individual, sole proprietorship, partnership, corporation (including, without limitation, any corporation which elects Subchapter S status under the Internal Revenue Code of 1986, as amended), limited liability corporation, limited liability partnership, business trust, unincorporated association, joint stock company, trust, joint venture or other entity or any government or any agency instrumentality or political subdivision thereof.

(c) No provision hereof may be changed, waived, discharged or terminated except by an instrument in writing signed by the party against whom enforcement of the change, waiver, discharge or termination is sought.

(d) This Assignment shall be binding upon Assignor and its successors and assigns and inure to the benefit of and be enforceable by Assignee and Lenders and their permitted successors and assigns.

(e) If any provision of this Assignment is held to be invalid or unenforceable, such invalidity or unenforceability shall not invalidate this Assignment as a whole but this Assignment shall be construed as though it did not contain the particular provision or provisions held to be invalid or unenforceable and the rights and obligations of the parties shall be construed and enforced only to such extent as shall be permitted by law.

(f) This Assignment (i) may be executed in separate counterparts, each of which when taken together shall constitute one and the same instrument and (ii) may be executed and delivered by telecopier with the same force and effect as if it were a manually executed and delivered counterpart.

(g) This Assignment and the liens and security interests granted hereunder shall automatically terminate upon the termination of the Commitments and the payment and satisfaction in full of all outstanding and unpaid Obligations in immediately available funds and the delivery of cash collateral to Assignee (or at Assignee’s option, a letter of credit issued for the account of Assignor) to the extent required under Section 13.1 of the Loan Agreement, and promptly thereafter, Assignee shall cause to be released, reassigned, transferred or delivered, as applicable, to Assignor any remaining Collateral.

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IN WITNESS WHEREOF, the parties have caused this instrument to be executed by persons duly authorized, as of the date first above written.

ASSIGNOR:

GREGG APPLIANCES, INC.

By:	/s/ Jerry W. Throgmartin
	Name:	Jerry W. Throgmartin
	Title:	Chairman and Chief Executive Officer

ASSIGNEE:

CONGRESS FINANCIAL CORPORATION (CENTRAL), as Agent

By:	/s/ Vicky L. Balmont
	Name:	Vicky L. Balmont
	Title:	Executive Vice President